PRIVILEGED & CONFIDENTIAL AMENDMENT TO EMPLOYMENT AGREEMENT THIS AMENDMENT dated October 18, 2022 TO THE EMPLOYMENT AGREEMENT dated June 7, 2021 (the “Employment Agreement”), by and between Parker Meeks and Hyzon Motors Inc. (“the Company”). Capitalized terms herein shall have their given meanings or the meanings in the Employment Agreement. RECITALS WHEREAS, the Board of Directors of the Company appointed Mr. Meeks as the Company’s President ad Interim Chief Officer on August 17, 2022. WHEREAS, the Compensation Committee of the Company has agreed to increase Mr. Meeks’ Base Salary as defined in the Employment Agreement to reflect Mr. Meek’s role as President and Interim Chief Executive Officer. NOW, THEREFORE, the parties hereby agree as follows. AGREEMENT 1. Mr. Meeks’ annual Base Salary is and shall be increased from $450,000.00 to $570,000.00. 2. Mr. Meeks’ new Base Salary as provided above shall be effective as of September 29, 2022, the date on which the Compensation Committee of the Company approved the Base Salary increase. Other than the above amendments, the Employment Agreement remains in full force and effect. HYZON MOTORS INC. By: _______________________ Title: ______________________ PARKER MEEKS Signature:______________________ Title: _________________________ DocuSign Envelope ID: FD705FE4-CCD2-4A04-8F4E-7E0D7975C98A President and Interim CEOChief Legal Officer